LIONS GATE ENTERTAINMENT CORP.
2700 Colorado Boulevard
Santa Monica, California 90404
June 6, 2006
VIA HAND DELIVERY
Image Entertainment, Inc.
Attention: Corporate Secretary,
Mr. Dennis Hohn Cho, Esq.
20525 Nordhoff Street, Suite 200
Chatsworth, California 91311

Re:	Notice of Nominations of Persons for Election to the Board of Directors
Gentlemen:
     The undersigned stockholder (“Lionsgate”) of Image Entertainment, Inc., a Delaware corporation (the “Company”), hereby submits this notice (this “Notice”) on the date hereof pursuant to the provisions of Section 2.10 of the Bylaws of the Company (the “Bylaws”), filed as Exhibit C to the Definitive Proxy Statement of the Company filed on July 27, 2005 with the Securities and Exchange Commission (“SEC”). The text of Section 2.10 of the Bylaws is attached as Annex A to this Notice.
     In the Current Report on Form 8-K filed by the Company with the SEC on March 31, 2006, the Company stated that the 2006 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) is scheduled to take place on October 10, 2006, and that the Company intends to mail its definitive proxy statement on September 4, 2006. We request and expect that you will immediately notify us of any change in the date scheduled for the Annual Meeting, the date the Company intends to mail its definitive proxy statement or in the number of directors contemplated by the Company to stand for election at the Annual Meeting.
     If the Company for any reason believes that this Notice was not made in accordance with the provisions of Section 2.10 of the Bylaws or is otherwise defective in any way, we request and expect that you will immediately notify us of the nature of and basis for the Company’s belief.

Image Entertainment, Inc.
June 6, 2006

     Please be advised as follows:
     The name of the stockholder making the nomination is “Lions Gate Entertainment Corp.”, and our record address is 2700 Colorado Boulevard, Santa Monica, California 90404. Lions Gate Entertainment Corp. is currently the record owner of 571,429 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), and is currently the beneficial owner of 4,033,996 shares of the Common Stock (which shares include the 571,429 shares of the Common Stock owned of record by us).
Notice of Intention to Nominate Persons For Election
to the Board of Directors of the Company (the “Board of Directors”)
at the Annual Meeting
     As a stockholder of the Company entitled to vote for the election of directors at the Annual Meeting, Lionsgate currently intends to appear in person or by proxy at the Annual Meeting to nominate the following persons for election to the Board of Directors (each, a “Nominee”):
•	Duke K. Bristow, Ph.D.

•	Eric K. Doctorow

•	Edward Huguez

•	Joseph J. Incandela

•	Joachim Kiener

•	Barry David Perlstein
     As of the date of this Notice, to the knowledge of Lionsgate, the full Board of Directors, consisting of six directors, is to be elected at the Annual Meeting. Lionsgate intends to nominate each Nominee for election to the Board of Directors at the Annual Meeting.
     If, for any reason, more than six directors are to be elected at the Annual Meeting, then Lionsgate intends to nominate the Nominees for election to the Board of Directors and to propose additional nominees to fill any additional seats on the Board of Directors (each, an “Additional Nominee”).
     Should any Nominee or Additional Nominee be unable to stand for election at the Annual Meeting, Lionsgate intends to nominate a person in the place of any such Nominee or Additional Nominee (a “Substitute”). In either case, at the earliest practicable time Lionsgate will give notice to the Company of any Additional Nominee or Substitute.

Image Entertainment, Inc.
June 6, 2006

     Lionsgate currently intends that if an Additional Nominee or Substitute is required, the first individual that Lionsgate will nominate as an Additional Nominee or as a Substitute will be Jack R. Crosby. For purposes of the remainder of this Notice, Mr. Crosby shall be included in the definition of Nominee hereunder.
     Pursuant to Section 2.10 of the Bylaws, certain information about each Nominee is set forth in Annex C attached hereto and incorporated herein by this reference and the separate confidential addendum (solely stating the residence address of each Nominee) enclosed herewith and incorporated herein by this reference. With respect to each Nominee, the following information is included in Annex C: (i) the name, age and business address of the Nominee, (ii) the principal occupation or employment of the Nominee, (iii) the class and number of shares of the Company which are beneficially owned by the Nominee, and (iv) other information relating to the Nominee that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The residence address of each Nominee is set forth on a separate, confidential addendum to this Notice enclosed herewith, and should be treated as confidential by the Company, not to be disclosed to any person or entity without the prior written consent of that Nominee.
     Lionsgate has agreed to pay each Nominee $20,000 in consideration of his agreement to stand for election as a Nominee, to reimburse each Nominee for his reasonable expenses incurred in connection with his candidacy and agreement to stand for election as a Nominee, and to pay the reasonable legal fees and expenses of a single independent legal counsel selected collectively by and acting for the Nominees. Lionsgate has also agreed, on the terms and subject to the conditions of an indemnification agreement (the “Nomination Agreement”) with each of the Nominees, to indemnify, defend and hold harmless each Nominee from and against any and all losses, claims, damages, liabilities, judgments, costs, and expenses (including reasonable fees and disbursements of counsel and costs of investigation) to which such Nominee may become subject or which such Nominee may incur in connection with being made, or threatened with being made, a party or witness (or in any other capacity) to any proceeding at law or in equity or before any governmental agency or board or any other body whatsoever (whether arbitral, civil, criminal, trial, appeal, administrative, formal, informal, investigative or other), arising out of or based upon his being a Nominee or a “participant in a solicitation” (as defined in Instruction 3 to Item 4 of Schedule 14A (Rule 14a-101) promulgated by the SEC under the Exchange Act). There are no other arrangements or understandings between or among Lionsgate and any Nominee or any other person or persons pursuant to which the undersigned stockholder was or is to be selected as a director or Nominee.
     The written consent of each Nominee is attached to this Notice as Annex B.
     Neither the delivery of this Notice in accordance with the Bylaws nor any delivery by Lionsgate of additional information to the Company from and after the date hereof shall be deemed to constitute an admission by Lionsgate or any of its affiliates that such delivery is required or as to the legality or enforceability of the Bylaws or any other matter, or a waiver by Lionsgate or any of its affiliates of their rights to contest the enforceability of the Bylaws or any other matter.

Image Entertainment, Inc.
June 6, 2006

     Aside from its stock ownership in the Company, Lionsgate does not have a material interest in any of the matters which are, to its knowledge, currently proposed for the Annual Meeting.
[Signature Page Follows]

Image Entertainment, Inc.
June 6, 2006

Very truly yours, LIONS GATE ENTERTAINMENT CORP.
By:	/s/ Wayne Levin
Wayne Levin
Executive Vice President, Corporate Operations and General Counsel

Attachments:	Annex A — Section 2.10 of the Bylaws Annex B — Consent of Nominees Annex C — Additional Information About the Nominees

ANNEX A
SECTION 2.10 OF THE BYLAWS
Section 2.10 Nominations of Persons for Election to the Board of Directors.
     In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.10. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 90 days nor more than 120 days prior to the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of shareholders (or the date on which the corporation mails its proxy materials for the current year if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year). Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.
     The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 6, 2006	/s/ Duke K. Bristow
Duke K. Bristow, Ph.D.

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 6, 2006	/s/ Erik K. Doctorow
Erik K. Doctorow

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 5, 2006	/s/ Edward Huguez
Edward Huguez

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 6, 2006	/s/ Joseph J. Incandela
Joseph J. Incandela

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 6, 2006	/s/ Joachim Kiener
Joachim Kiener

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 6, 2006	/s/ Barry David Perlstein
Barry David Perlstein

ANNEX B
CONSENT OF NOMINEE
     The undersigned hereby consents to being named as a nominee by Lions Gate Entertainment Corp. (“Lionsgate”) for election as a director of Image Entertainment, Inc. (the “Company”), in:
     (i) the notice of nomination to be submitted to the Company by Lionsgate pursuant to Section 2.10 of the Bylaws of the Company;
     (ii) any proxy statement and/or supplemental material to be filed by Lionsgate with the Securities and Exchange Commission pursuant to Schedule 14A (Rule 14a-101 under the Securities Exchange Act of 1934, as amended) and distributed to the stockholders of the Company by Lionsgate and in other materials prepared by Lionsgate in connection with the solicitation of proxies by Lionsgate from stockholders of the Company to be voted at the 2006 annual meeting of stockholders of the Company and any adjournment thereof, and further consents to serve as a director of the Company, if so elected.

June 4, 2006	/s/ Jack R. Crosby
Jack R. Crosby

ANNEX C
INFORMATION ABOUT NOMINEES PURSUANT TO SECTION 2.10 OF THE BYLAWS AND REGULATION 14A PROMULGATED UNDER THE EXCHANGE ACT
     None of the Nominees nor their associates owns, directly or indirectly, beneficially or of record, any shares of common stock or other securities of the Company or its subsidiaries. None of the Nominees has purchased or sold any securities of the Company in the past two years. None of the Nominees is, or has been within the past year, a party to any contract, arrangement, or understanding with any person with respect to any securities of the Company.
     Except inasmuch as the Nomination Agreements provide that Lionsgate will nominate the Nominees for election to the Company’s Board of Directors, and the Nominees have acknowledged that they will exercise their independent judgment and fiduciary duties in considering all matters before the Company’s Board of Directors, neither Lionsgate nor any of the Nominees nor their associates have any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or its affiliates may be a party.
     None of the Nominees has any material relationship or agreement with Lionsgate other than the Nomination Agreements, except that Mr. Perlstein is the Chief Executive Officer and a director of SDI Media Group, Inc., a provider of localization services to Lionsgate as well as to other major motion picture studios in the United States. Aggregate payments by Lionsgate to SDI Media Group have not exceeded $200,000, or more than one percent of SDI Media Group’s annual revenues, in Lionsgate’s current fiscal year or any previous fiscal year.
     Except as disclosed herein or in the Notice to which this Annex C is attached, there are no arrangements or understandings between the Nominees and any other party pursuant to which any such Nominee was or is to be selected as a director or nominee to the Board of Directors of the Company.
     None of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter known to him to be acted upon at the Annual Meeting other than elections to office.
     There are no family relationships (as defined in Item 401(d) of Regulation S-K) between any of the Nominees or between any of the Nominees and any director or executive officer of the Company.
     On March 20, 2006, shortly after Mr. Doctorow resigned as an officer and employee of Ventura Distribution, Inc., a California corporation engaged in the business of distributing and producing filmed entertainment (Mr. Doctorow served as its Chief Operating Officer from October 2004 to March 2006), Ventura Distribution, Inc., together with certain of its affiliates, sold all of their assets pursuant to general assignments for the benefit of their creditors. On January 4, 2001, CinemaStar Luxury Theatres, Inc., a Delaware corporation engaged in the business of owning and operating multi-screen movie theaters in Southern California and Northern Mexico (Mr. Crosby then served and continues to currently serve as Chairman of the Board of Directors, Chief Executive Officer and a director), filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of California, and later emerged from bankruptcy protection in August 2002 as a privately—held company. No Nominee has been involved in any other legal proceedings in the past five years that would be required to be disclosed under Item 401(f) of Regulation S-K.
     There are no material proceedings in which any of the Nominees or any of their associates is a party adverse to the Company or any of its subsidiaries, or proceedings in which such Nominees or associates have a material interest adverse to the Company or any of its subsidiaries. No occupation or employment was carried on by any of the Nominees with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, and none of the Nominees has ever served on the Company’s Board of Directors.
     None of the following persons or entities has been indebted to the Company or its subsidiaries at any time since April 1, 2004, in an amount in excess of $60,000: (i) the Nominees, (ii) any immediate family members of any of the Nominees, (iii) any corporation or organization of which any of the Nominees is an executive officer or partner, (iv) any corporation or organization of which any of the Nominees is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities or (v) any trust or other estate in which any of the Nominees has a substantial beneficial interest or serves as a trustee or in a similar capacity.
     None of the relationships regarding the Nominees described under Item 404(b) of Regulation S-K exists or has existed since April 1, 2004. There are no relationships involving any of the Nominees or any of their associates that would have required disclosure under Item 402(j) of Regulation S-K had the Nominees been directors of the Company.
     Except as disclosed herein or in the Notice to which this Annex C is attached, since April 1, 2004 none of the Nominees nor any member of the immediate family of the Nominees has any direct or indirect material interest in any transaction or series of transactions, or currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.
     Additional information about each Nominee is set forth on the individual supplements to this Annex C attached hereto, and the residence address for each Nominees is set forth on a separate confidential addendum enclosed with this Notice.

Supplement to Annex C
DUKE K. BRISTOW, Ph.D.
Duke K. Bristow, Ph.D. Dr. Bristow has been with the University of California, Los Angeles (“UCLA”) for more than 15 years, where he has been an economist since 1995. His research and teaching interests include corporate governance, corporate finance and entrepreneurship. Previously, he was with Eli Lilly & Company (NYSE:LLY) for ten years. He held management positions in the pharmaceutical, medical science and diagnostics divisions and in corporate finance. Dr. Bristow has been a director of Landec Corporation (NASDAQ:LNDC — a designer, developer, manufacturer and seller of temperature-activated and other specialty polymer products) since September 2004. He serves on the boards of, or as an advisor to, a number of public and private organizations. He earned a B.S. in Chemical Engineering from Purdue University, an M.B.A. from Indiana University, and his Ph.D. in Financial Economics from UCLA. Dr. Bristow is 49 years old.

Business Address:	UCLA Anderson School of Management
110 Westwood Plaza, C517
Los Angeles, California 90095

Address(es) of present principal employer(s):

UCLA Anderson School of Management
110 Westwood Plaza
Los Angeles, California 90095

Supplement to Annex C
ERIC K. DOCTOROW
Eric K. Doctorow. Since March 2006, Mr. Doctorow has been a private investor. From October 2004 to March 2006, Mr. Doctorow was Chief Operating Officer of Ventura Entertainment Enterprises, LLC, a distributor and producer of home entertainment properties, and in that role was responsible for the day-to-day operations and activities of its Ventura Distribution and Ventura Entertainment domestic businesses. Ventura Distribution, Inc., together with certain other affiliates of Ventura Entertainment Enterprises, LLC, sold all of their assets pursuant to general assignments for the benefit of their creditors on March 20, 2006. Prior to that, from October 2003 to July 2004 he was Chief Operating Officer of THQ, Inc. (NASDAQ:THQI), a videogame and wireless content publisher, and in that role was responsible for its global publishing operations and its wireless division. From 1983 to August 2003, Mr. Doctorow was with Paramount Pictures Corporation, a subsidiary of Viacom, Inc., serving as President of the Worldwide Home Entertainment division of its Motion Pictures Group from 1994 to January 2003. Prior to 1983, Mr. Doctorow held a variety of executive positions at CBS Records, ABC Records and other companies in the music industry. He earned a B.S. in political science and an M.B.A. from the University of California, Los Angeles. Mr. Doctorow is 53 years old.

Business Address:	See Residence Address on enclosed addendum.

Address(es) of present principal employer(s):	Not applicable.

Supplement to Annex C
EDWARD HUGUEZ
Edward Huguez. Since September 2004, Mr. Huguez has been the Executive Vice President, Affiliate Sales and Marketing, for Starz Entertainment Group LLC, a provider of premium movie services, including through its Starz and Encore pay TV channels; Starz is a wholly-owned subsidiary of Liberty Media Corporation (NASDAQ:LCAPA). Prior to that, from January 2001 to June 2003 he was President, Chief Executive Officer and Chairman of the Board of Midstream Technologies, a privately-held provider of network-based on-demand solutions to the cable TV industry. From May 1998 until its sale to Akamai Technologies Inc. in August 2000, he was Chief Operating Officer of INTERVU, Inc., an outsourcing service for streaming audio and video content over the Internet, which during his tenure was publicly traded on NASDAQ. Before that, from September 1992 to April 1998 he was employed by the DirectTV unit of Hughes Electronics Corporation, serving as Vice President, Programming Acquisitions, from September 1992 to February 1995 and as Vice President and General Manager, New Media Services and Interactive Platforms, from March 1995 to April 1998. Mr. Huguez earned a B.A. in Political Science from Arizona State University and an M.B.A. in Business from the UCLA Anderson School of Management. Mr. Huguez is 48 years old.

Business Address:	8900 Liberty Circle
Englewood, Colorado 80112

Address(es) of present principal employer(s):

Starz Entertainment Group, LLC
8900 Liberty Circle
Englewood, Colorado 80112

Supplement to Annex C
JOSEPH J. INCANDELA
Joseph J. Incandela. Since 2005, Mr. Incandela has been Chairman of the Board of Advisors of The Cross Country Group, LLC, a privately—held provider of roadside services to the domestic automobile industry, and has been a member of the Board of Advisors since 2003. He founded Overture Capital Partners, a private equity firm, in 2000, and was its President until 2004. Prior to that, Mr. Incandela was a Managing Director of the Thomas H. Lee Company, a private equity investment company, from 1991 to 1999. From 1991 to 1989 he was interim Chief Executive Officer of Darling International, a provider of rendering, recycling, and recovery solutions to the domestic food industry, from 1986 to 1989 he was Chairman and Chief Executive Officer of Amerace Corp., a manufacturing company, and from 1983 to 1986 he was Chief Executive Officer of Conductron Corporation, an electronics company. Prior to 1983, Mr. Incandela served as a General Manager of Thomas & Betts Corporation’s Electronic Connector Products Division. Mr. Incandela also served as a member of the Board of Directors of Deutsche Asset Management Smallcap Fund Inc., a closed-end mutual fund, from 1989 to 2002, serving as Chairman of the Board of Directors from 2000 to 2002. He earned a B.S. degree in Economics from Wagner College. Mr. Incandela is 59 years old.

Business Address:	See Residence Address on enclosed addendum.

Address(es) of present principal employer(s):

The Cross Country Group, LLC
One Cabot Road
Medford, Massachusetts 02155

Supplement to Annex C
JOACHIM KIENER
Joachim Kiener. Since November 2001, Mr. Kiener has been a private investor. From July 2000 to November 2001, Mr. Kiener was Co—President and Co—Chief Operating Officer of Gemstar — TV Guide International, Inc. (NASDAQ:GMST), a global media and technology company, and in that capacity he oversaw its television and magazine businesses. Prior to that, he served as Chairman and Chief Executive Officer, and a director, of TV Guide, Inc. from March 1999 until its merger with Gemstar International Group Limited in July 2000 to form Gemstar — TV Guide International, Inc. From 1996 to 1998, he was an Executive Vice President and the Chief Operating Officer of HarperCollins Publishers, a book publisher and a division of News Corporation. Prior to 1996, he held a variety of senior management positions with major corporations in the recorded music and music publishing industry. He earned a Dipl. Wirtsch. Ing. degree in Business Administration and Engineering and a Doctorate in Business from the University of Darmstadt, Germany. Mr. Kiener is 52 years old.

Business Address:	See Residence Address on enclosed addendum.

Address(es) of present principal employer(s):	Not applicable.

Supplement to Annex C
BARRY DAVID PERLSTEIN
Barry David Perlstein. Since July 2004, Mr. Perlstein has been Chief Executive Officer and a member of the Board of Directors of SDI Media Group, Inc., a privately—held provider of localization services to the entertainment industry. Mr. Perlstein’s affiliation with SDI Media Group began when he joined Gelula & Co. as Vice—President of Operations in 1999, and, following its sale to SDI Media, he remained with the company, which became SDI Media USA, and became its President in 2000. In 2003, Mr. Perlstein became Chief Executive Officer of SDI Media, the predecessor to SDI Media Group, Inc. Prior to that, from 1995 to 1998 Mr. Perlstein was the Principal of BDP Consulting, a provider of strategic and investment advice to both publicly—traded and privately—held companies. From 1991 to 1994 he was a management consultant with McKinsey and Company and with A.T. Kearney, Inc. Mr. Perlstein earned a B.A. in Applied Mathematics from Harvard College and a J.D. from Harvard Law School. Mr. Perlstein is 42 years old.

Business Address:	10950 Washington Blvd., Ste. B
Culver City, California 90232

Address(es) of present principal employer(s):

SDI Media Group, Inc.
10950 Washington Blvd., Ste. B
Culver City, California 90232

Supplement to Annex C
JACK R. CROSBY
Jack R. Crosby. Since December 1997, Mr. Crosby has been Chairman of the Board of Directors of CinemaStar Luxury Theaters, Inc. (“CinemaStar”), an owner and operator of five multi-screen movie theaters in Southern California and Northern Mexico that was formerly traded on NASDAQ, and has served as its Chief Executive Officer since February 1998. On January 4, 2001, CinemaStar filed a voluntary petition to reorganize under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of California, which after having been delisted from NASDAQ in December 2001, emerged from bankruptcy protection in August 2002 as a privately—held company. Prior to that, Mr. Crosby was Chairman of the Board of Directors of Tescorp, Inc., an owner and operator of cable television systems in Argentina (then listed on NASDAQ), from its inception in 1980 until it was sold in February 1998, and was Chief Executive Officer of Tescorp from 1991 until its sale. Mr. Crosby is also Chairman of The Rust Group, a private investment partnership headquartered in Austin, Texas. From 1982 through early 1985, Mr. Crosby served as a member of the Board of Directors of Orion Pictures Corporation, and since 1992 has been a director and a member of the Audit Committee and the Compensation Committee of National Dentex Corporation (NASDAQ:NADX — an owner and operator of dental laboratories). He earned a B.B.A. in Business from The University of Texas at Austin. Mr. Crosby is 79 years old.

Business Address:	327 Congress Avenue, Suite 350
Austin, Texas 78701

Address(es) of present principal employer(s):

CinemaStar Luxury Theaters, Inc.
1949 Avenida Del Oro, Suite 100
Oceanside, California 92056

The Rust Group
327 Congress Avenue, Suite 350
Austin, Texas 78701